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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the FCB Financial Corp. 1998 Incentive Stock Plan, FCB Financial Corp. 1993 Stock Option and Incentive Plan, and the OSB Financial Corp. 1992 Stock Option and Incentive Plan of our report dated April 30, 1999, with respect to the consolidated financial statements of Anchor BanCorp Wisconsin, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 1999, filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP

Milwaukee, Wisconsin
June 24, 1999